UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2004

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-65194	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENT OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REPORT

EXPLANATORY NOTE:

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by Kaiser Ventures LLC (the “Company”) on August 26, 2004. The initial filing disclosed that the Company, with the approval of Ernst & Young LLP, its auditors, had changed its method for amortizing the premium cost and for accounting for claims under a twelve-year insurance policy purchased in 2001. As a result of these changes, the Company would be restating its financial statements for periods commencing after July 1, 2001, to reflect the new methodology. In connection with the foregoing, the Company requested that Ernst & Young furnish to the Securities and Exchange Commission a letter stating whether Ernst & Young agreed with the statements in the original Form 8-K filed on August 26, 2004. The purpose of this amendment is to file Ernst & Young’s letter dated December 1, 2004, to the Securities and Exchange Commission. A copy is attached hereto as Exhibit 99.1

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

(c)	Exhibits

99.1	Letter of Ernst & Young LLP dated December 1, 2004 addressed to the Securities and Exchange Commission

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

/s/ James F. Verhey
Date: December 2, 2004	James F. Verhey
Executive Vice President & Chief Financial Officer

2